UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2019

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Meadowbrook Run Revolving Credit Facility

On November 22, 2019, Meadowbrook Run LLC, or Meadowbrook Run, the wholly owned, special purpose financing subsidiary of FS Investment Corporation II, or FSIC II, entered into a Loan and Servicing Agreement with Morgan Stanley Senior Funding, Inc., or Morgan Stanley, as administrative agent, Wells Fargo Bank, N.A., as collateral agent, account bank and collateral custodian, and the lenders from time to time party thereto, or the Meadowbrook Run Revolving Credit Facility. The Meadowbrook Run Revolving Credit Facility provides for borrowings in an initial aggregate amount of up to $300,000,000 in U.S. dollars and, subject to a specified sublimit, certain foreign currencies. Meadowbrook Run may elect at one or more times, subject to certain conditions, including the consent of Morgan Stanley, to increase the maximum committed amount up to $400,000,000.

The revolving period during which Meadowbrook Run is permitted to borrow, repay and re-borrow advances will terminate on November 22, 2022. Advances under the Meadowbrook Run Revolving Credit Facility are subject to satisfaction of certain conditions, including maintenance of the required borrowing base. Any amounts borrowed under the Meadowbrook Run Revolving Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on November 22, 2024.

Borrowings under the Meadowbrook Run Revolving Credit Facility accrue interest at a rate per annum equal to one-month LIBOR (subject to a 0% floor) plus a spread of, during the revolving period, 2.25%, and after the revolving period, 2.75%. After the initial four-month ramp-up period and prior to the end of the revolving period, Meadowbrook Run is required to utilize a minimum of 70% of the committed facility amount, or the Minimum Utilization Amount. Unused amounts below the Minimum Utilization Amount accrue interest as if such amounts are outstanding as borrowings under the facility. In addition, Meadowbrook Run will pay a non-usage fee during the revolving period on the average daily unborrowed portion of the committed facility amount in excess of the Minimum Utilization Amount, equal to, during the ramp-up period, 0.25% per annum, and thereafter until the end of the revolving period, 0.50% per annum.

In connection with the Meadowbrook Run Revolving Credit Facility, Meadowbrook Run has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities.

The Meadowbrook Run Revolving Credit Facility contains events of default customary for similar financing transactions of this type. Upon the occurrence of an event of default, Morgan Stanley may terminate the commitments and declare the outstanding advances and all other obligations under the Meadowbrook Run Revolving Credit Facility immediately due and payable. During the continuation of an event of default, Meadowbrook Run must pay interest at a default rate.

Meadowbrook Run’s obligations to the lenders under the Meadowbrook Run Revolving Credit Facility are secured by a first priority security interest in substantially all of the assets of Meadowbrook Run, including its portfolio of loans and debt securities. The obligations of Meadowbrook Run under the Meadowbrook Run Revolving Credit Facility are non-recourse to FSIC II; and FSIC II’s exposure under the Meadowbrook Run Revolving Credit Facility is limited to the value of FSIC II’s investment in Meadowbrook Run.

The foregoing description of the Meadowbrook Run Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Servicing Agreement attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Loan and Servicing Agreement, dated as of November 22, 2019, by and among Meadowbrook Run LLC, as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent, Wells Fargo Bank, N.A., as collateral agent, account bank and collateral custodian, and the lenders from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	November 29, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1

Loan and Servicing Agreement, dated as of November 22, 2019, by and among Meadowbrook Run LLC, as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent, Wells Fargo Bank, N.A., as collateral agent, account bank and collateral custodian, and the lenders from time to time party thereto.